NPC INTERNATIONAL, INC. ANNOUNCES CLOSING OF ACQUISITION OF 24 WENDY’S RESTAURANTS FROM THE WENDY’S COMPANY

OVERLAND PARK, KANSAS, (JULY 22, 2013) - NPC announced today that it has completed the acquisition of 22 Wendy’s restaurants for $9.3 million, plus amounts for working capital and initial franchise fees. NPC also agreed to acquire two additional restaurants currently under development by Wendy's in exchange for reimbursement of development costs and payment of initial franchise fees, thereby increasing the number of restaurants to be acquired to 24.

This acquisition was funded entirely with available cash. The restaurants will be owned and operated by NPC's wholly-owned subsidiary, NPC Quality Burgers, Inc.

The Company expects to close on the acquisition of 13 Wendy’s restaurants from Value Foods, LLC by the end of July.

NPC International, Inc. is the largest Pizza Hut franchisee and the eighth largest restaurant unit operator in the U.S. according to the 2013 “Chain Restaurant Industry Review” by GE Capital Franchise Finance.  The Company was founded in 1962 and operates 1,245 Pizza Hut units in 28 states with significant presence in the Midwest, South and Southeast.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including a failure of closing conditions; lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in the filings of NPC Restaurant Holdings, LLC with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213